Exhibit 10.1

AMENDMENT NO. 1 TO RETIREMENT AND TRANSITION SERVICES

AGREEMENT

Amendment No. 1, dated as of November 13, 2017 (this “Amendment”), to the Retirement and Transition Services Agreement, dated as of October 24, 2017 (the “Retirement Agreement”), between comScore, Inc., a Delaware corporation (the “Company”), and Gian M. Fulgoni (“Executive”).

WHEREAS, the Company and Executive have mutually determined that it is in their respective best interests to amend the Retirement Agreement as set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements set forth in the Retirement Agreement and in this Amendment, the parties hereto hereby agree as follows:

1.     Section 1 of the Retirement Agreement is hereby amended and restated in its entirety as follows:

“Retirement. Executive will retire from his position as Chief Executive Officer, effective at the close of business on November 13, 2017 (the “Retirement Date”). Effective the Retirement Date, Executive will also be deemed to have resigned from all other elected, appointed or otherwise held positions within the Company, except as a member of the Board or as otherwise provided herein. Executive shall continue to serve as a member of the Board until the earlier of: (i) the time that a permanent, full time, successor Chief Executive Officer, appointed by the Board, takes office; or (ii) the next annual meeting of the Company’s stockholders following the Retirement Date. Executive has informed the Board that he does not intend to stand for reelection at the conclusion of his current term as a member of the Board.”

2.     Section 4.f. of the Retirement Agreement is hereby amended and restated in its entirety as follows:

In consideration for the services provided as Chief Executive Officer from August 10, 2017 through the Retirement Date, upon such Retirement Date or as soon thereafter as the Company has a duly approved and effective successor equity plan to the 2007 Plan and can award RSUs thereunder in accordance with the terms and conditions thereof and the Legal Requirements, the Company shall authorize and issue to Executive $1,000,000 in RSUs (the “Transition Services RSUs”), which shall be considered fully vested on the issuance date, and shall be settled in shares of common stock of the Company as promptly as possible after vesting in a manner which complies with Section 409A of the Code; provided, however, that Executive understands and agrees that he must remain in the role of Special Advisor to the Chairman and the Chief Executive Officer in order to be eligible to be issued the RSUs described in this Paragraph 4(f), and that such RSUs will be forfeited if Executive ceases to serve as Special Advisor prior to the date that such RSUs are issued by the Company.

3.     The Company hereby reaffirms and acknowledges that, as of the date of this Amendment, none of William Livek, the Company’s President and Executive Vice Chairman, Greg Fink, the Company’s Chief Financial Officer and Treasurer, or Carol DiBattiste, the Company’s General Counsel & Chief Compliance, Privacy and People Officer, is aware of any claim or potential claim that the Company might have against Executive under any legal , equitable, contract, tort, statutory or other theory.

4.     The Company and the Executive has each executed and delivered the General Release of All Claims and Certain Additional Agreements by the Company and Executive, as attached hereto as Exhibit A.

5.     This Agreement shall be governed in all respects by the laws of the Commonwealth of Virginia, without reference to its choice of law rules.

6.     The Retirement Agreement is not otherwise supplemented or amended by virtue of this Amendment, and the provisions thereof remain in full force and effect in all respects except to the extent specifically amended hereby.

7.     This Amendment may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original , and all such counterparts will together constitute but one and the same instrument. A signature to this Amendment transmitted electronically will have the same authority, effect and enforceability as an original signature.

8.     This Amendment will be effective as of the date first above written and all references to the Retirement Agreement will, from and after such time, be deemed to be references to the Retirement Agreement as amended hereby.

[Signatures on the Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

November 13, 2017

COMPANY:

COMSCORE, INC.

/s/ Carol DiBattiste
Name:	Carol DiBattiste
Title:	General Counsel & Chief Compliance, Privacy and People Officer

EXECUTIVE:

/s/ Gian M. Fulgoni
Gian M. Fulgoni